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                                                                     Exhibit 3.6

                            ARTICLES OF INCORPORATION

                                       OF

                              ROMA FORT WORTH, INC.

      I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation, Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

      The name of the corporation is Roma Fort Worth, Inc.

                                   ARTICLE II

      The period of its duration is perpetual.

                                   ARTICLE III

      The corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the Texas Business Corporation Act.

                                   ARTICLE IV

      The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) shares of common capital stock of the par value of One Dollar ($1.00) each.


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                                    ARTICLE V

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received, which sum is not less than $1,000.00.

                                   ARTICLE VI

      The address of its initial registered office is 3200 Republic Bank Tower, Dallas, Texas, and the name of its initial registered agent at such address is CT Corporation Systems.

                                   ARTICLE VII

      The number of directors of this corporation shall be not less than two (2) nor more than nine (9), the exact number to be fixed from time to time in the manner provided in the Bylaws of the corporation. The number of directors constituting the initial Board of Directors is two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

                 Name                                   Address
                 ----                                   -------
Robert F. Murchison                     9400 N. Central Expressway
                                        Suite 1500
                                        Dallas, Texas  75231


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
                 Name                                   Address
                 ----                                   -------
Kenneth F. Reimer                       9400 N. Central Expressway
                                        Suite 1500
                                        Dallas, Texas  75231

            The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the corporation or to adopt new Bylaws.

            The name and address of the incorporator is:

            Name                                Address
            ----                                -------
            William D. Moon         2200 InterFirst One
                                    Dallas, Texas  75202


                                  ARTICLE VIII

                                 Indemnification

      A. Definitions

      1. "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

      2. "Expenses" include (but are not limited to) court costs and attorneys' fees.

      3. "Official Capacity" means:


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            (a) when used with respect to a director, the office of director in the corporation; and

            (b) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

      4. "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

      B. Standard. The corporation may indemnify a person who was, is, or threatened to be made a named Defendant or respondent in a Proceeding because the person is or was a director of the corporation only if it is determined in accordance with section F of this Article that the person:

      1. conducted himself in good faith;

      2. reasonably believed:


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            (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interest; and

            (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

      3. in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

      C. Exclusions. A director may not be indemnified under Section B of this Article for obligations resulting from a Proceeding:

      1. in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

      2. in which the person is found liable to the corporation.

      D. Effect of Judgment, etc. The termination of a Proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this Article.

      E. Extent. A person may be indemnified under Section B of this Article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the


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Proceeding; but if the Proceeding was brought by or in behalf of the corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the Proceeding.

      F. Determination that Standard has been Met. A determination of indemnification under Section B of this Article must be made:

      1. by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding;

      2. if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the Proceeding;

      3. by special legal counsel selected by the Board of Directors or a committee of the board by vote as set forth in subsection 1 or 2 of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

      4. by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.


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      G. Authorization of Indemnification. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by subsection 3 of section F of this Article for the selection of special legal counsel.

      H. Mandatory Indemnification. The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a Proceeding in which he is a party because he is a director if he has been wholly successful, on the merits or otherwise, in the defense of the Proceeding.

      I. Court Determination of Mandatory Indemnification. If, in a suit for the indemnification required by section H of this Article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

      J. Court Determination of Other Indemnification. If a court of competent jurisdiction determines that a director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the


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requirements set forth in section B of this Article or has been adjudged liable in the circumstances described by section C of this Article, the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the proceeding is brought by or in behalf of the corporation or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

      K. Advance Payment. Reasonable expenses incurred by a director who was, or is threatened to be made, a named defendant or respondent in a Proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the Proceeding after:

      1. the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements;

      2. a determination that the facts then known to those making the determination would not preclude indemnification under this Article.


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      L. Written Undertaking. The written undertaking required by section K of this Article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under section K of this Article must be made in the manner specified by section F of this Article for determining that indemnification is permissible.

      M. Expenses as Witness. Notwithstanding any other provision of this Article, the corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

      N. Extent of Indemnification of Officers, Etc. The corporation shall indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this Article, and notwithstanding subsection C(2) of this Article, shall do so even if such person is found liable to the corporation, if all other requirements set forth in this Article are met.

      O. Extent of Indemnification of Others. The corporation may indemnify and advance expenses to nominees and designees whether or not they are or were officers, employees, or agents of


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the corporation who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to officers under this Article. Article shall be reported in writing to the shareholders of the corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of the Texas Business Corporation Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

      T. Service to Employee Benefit Plans. For purposes of this Article, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or the participants or beneficiaries of the plan. Excise taxes assessed against a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Actions taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by


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him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interest of the corporation.

                                   ARTICLE IX

      The right to accumulate votes in the election of directors, and/or cumulative voting by any shareholder is hereby expressly denied.

                                    ARTICLE X

      No stockholder of this corporation shall, by reason of his holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to


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purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds or other securities either in whole or in part to the existing shareholders of any class.

                                   ARTICLE XI

      No contract or other transaction between this corporation and any person, firm, association or corporation and no act of this corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in such person, firm, association or corporation as a director, stockholder, officer, employee, member or otherwise. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and the vote at such meeting of any such director may be counted in determining the approval of any such contract, transaction or act. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the corporation or to any stockholder or creditor thereof for any loss incurred by this corporation under or by reason of such


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contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

      IN WITNESS WHEREOF, I have hereunto set my hand, this 30th day of April, 1984.

                                    /s/ William D. Moon
                                    -------------------------------------
                                    William D. Moon

STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )

      I, a Notary Public, do hereby certify that on this 30th day of April, 1984, personally appeared before me William D. Moon, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                    /s/ Amy Waters
                                    -------------------------------------
                                    Notary Public in and for the
                                    State of Texas


( S E A L)
My Commission Expires:

      9/29/84
----------------------


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                                   DISCLAIMER

I, the undersigned being the incorporator of Roma Fort Worth, Inc., a corporation, filed with the Secretary of State under Article III of the Texas Business Corporations Act, do hereby disclaim any and all interests in said corporation.

                                    /s/ William D. Moon
                                    -------------------------------------
                                    William D. Moon


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                                     CONSENT


To the Secretary of the
State of Texas:

      Pursuant to the provisions of Article 2.05(a)(3) of the Texas Business Corporation Act, the undersigned hereby consents to the use of the following name:

                             ROMA FORT WORTH, INC.

      Dated April 30, 1984

                                    ROMA CORPORATION

                                    By:      /s/ Kenneth F. Reimer
                                       ---------------------------------


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